UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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DFC GLOBAL CORP.
(Name of Registrant as Specified In Its Charter)

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FINAL – Note to all Employees to be sent 4/2/14 at 8:15 a.m.

To:	All DFC Employees
From:	Jeff Weiss, Chairman and CEO
Date:	April 2, 2014
Subject:	Exciting News about our Future

Dear Team Members:

I want to let you know about an exciting new chapter in our company’s history.

We have entered into an agreement to be acquired by Lone Star Funds, a global private equity firm based in Texas. This agreement is an important endorsement of our company as a valued investment, and will help us better secure our future as an industry leader in the financial services market.

As a result of the transaction, which we expect to be completed in the third calendar quarter of 2014, we will once again become a private company, and will no longer be traded on the NASDAQ. As you many of you may remember, we were a privately held company prior to going public in 2005.

Lone Star has extensive experience in the financial services and retail sectors, and has an excellent history of working with companies and their management teams to help them achieve outstanding operating and financial objectives. With their commitment, we believe we can accelerate our plans to grow our business, resulting in enhanced opportunities for all of us and our customers.

We are at the early stages of this transaction and there is still a lot of work ahead of us. In particular, over the coming months we will be seeking approvals from both our regulatory agencies and shareholders. In parallel to those efforts, members of DFC will be working alongside representatives of Lone Star to plan our strategy for after we close the transaction. We want to be ready to hit the ground running on day one, and we will provide you with updates on those plans and our future activities as we reach key milestones.

Naturally, you will want to know how today’s announcement impacts you. First, until the transaction closes, we will continue to operate as an independent company. While there will ultimately be a change in the equity ownership of our company, it will have little effect on our business operations or on your day-to-day responsibilities. Lone Star agrees with us that our people are among our most valuable assets and recognizes that each of you have been a driving force behind our success.

I want every one of you to know how much we value and appreciate the important contributions you make every day. It is your diligence that has been the foundation for our achievements over the last 30 years.

I encourage all of you to remain focused on continuing to provide the same convenience, accessibility and high quality service that our global customer base has come to expect from us.

Today’s announcement may lead to increased interest from the media and other third parties. It is crucial that we speak with one voice and that you not directly respond to any external inquiries. Please direct all media or third party inquiries to our external communications partner, ICR, via either Garrett Edson at (203) 682-8331 or email at garrett.edson@icrinc.com or Phil Denning at (646) 277-1258 or via email at phil.denning@icrinc.com.

We are committed to keeping you up to date on the latest news as we move forward with this transaction.

Sincerely,

Jeff Weiss

Chairman and Chief Executive Officer

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, our company will prepare a proxy statement to be filed with the United States Securities and Exchange Commission, or SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to our stockholders. BEFORE MAKING A VOTING DECISION, OUR SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Our stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Our stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of our corporate website, or directing a request to our Investor Relations department at www.icrinc.com.

The company and our directors and officers may be deemed to be participants in the solicitation of proxies from our stockholders with respect to the special meeting of our stockholders that will be held to consider the proposed acquisition by Lone Star. Information about our directors and executive officers and their ownership of our common stock is set forth in the proxy statement for our 2013 annual meeting of stockholders, which was filed with the SEC on October 7, 2013 and our Annual Report on Form 10-K for 2013 filed with the SEC on August 29, 2013. Stockholders may obtain additional information regarding the interests of the company and our directors and executive officers in the proposed acquisition by Lone Star, which may be different than those of our stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed acquisition, when filed with the SEC.

Q&A for DFC EMPLOYEES

What is happening to DFC?

•	We have entered into an agreement to be acquired by Lone Star Funds, a global private equity firm based in Texas. As a result of the transaction, which we expect to be completed in the third calendar quarter of 2014, we will once again become a private company, and will no longer be traded on the NASDAQ. Until the transaction closes, we will continue to operate as an independent company.

•	This agreement is an important endorsement of our company as a valued investment, and will help us better secure our future as an industry leader in the financial services market.

What happens next in the process to complete the transaction?

•	Today’s announcement is an important milestone, but it is really just the first of several key steps.

•	We are at the early stages of this transaction and there is still a lot of work ahead of us. In particular, over the coming months we will be seeking approvals of our regulatory agencies.

•	Next we will seek formal approval by shareholders through a vote at a Special Meeting.

•	Once we have secured all necessary approvals and satisfied other closing conditions, the transaction will close and holders of DFC common stock will be paid for those shares at the agreed upon $9.50/share price.

•	At that point, we will once again be a privately held company, with Lone Star owning the equity of the Company.

•	As we said, we expect this process to be completed in the third calendar quarter of 2014.

Why is going private the right thing for us now?

•	As a private company, and with the commitment of Lone Star, we believe we can accelerate our plans to grow our business, resulting in enhanced opportunities for all of us and our customers.

•	Lone Star has extensive experience in the financial services and retail sectors, and has an excellent history of working with companies and their management teams to help them achieve outstanding operating and financial objectives.

•	Our proxy will provide more information on this question when it is released.

Who is Lone Star? Do they have experience with businesses like ours?

•	Lone Star is a global private equity firm based in Dallas, with extensive experience in the financial services and retail sectors.

•	Lone Star is very familiar with our industry and the oversight involved. For example, one of Lone Star’s portfolio companies, Caliber Home Loans, is a U.S. based consumer mortgage originator and servicer. Like us, Lone Star Funds and Caliber Home Loans take pride in maintaining compliance with their regulatory requirements.

Will our management team remain in place?

•	There are no plans for our management team to change as a result of this agreement.

What does this agreement mean for me?

•	While there will be a change in the equity ownership of our company, it will have little effect on our business operations or on your day-to-day responsibilities.

Is my job safe? Will there be layoffs as a result of this transaction?

•	We believe this transaction is good for our customers, shareholders and employees.

•	Of course, we will continue to manage staffing levels where necessary to meet the needs of the business; however there are no plans to reduce or eliminate any jobs as a result of this transaction.

Who do I report to? Do I work for Lone Star now?

•	Until the transaction closes, which we expect will happen in the third calendar quarter of 2014, we will continue to operate as an independent company.

•	You are still an employee of DFC or one of its subsidiaries and you will continue to report to your current supervisor or manager.

What will happen to my shares?

•	While this transaction needs to be formally approved by shareholders, employees (like any other shareholder) who presently own shares of DFC common stock will be paid for those shares at the agreed upon $9.50/share price following the close of the transaction.

•	Employees who have unvested restricted stock units or stock options will be vested 100% in both types of shares at the close of the transaction. Restricted stock units will be paid at the transaction price per share following the close of the deal. Employees with stock options priced below the transaction price will receive the difference between the final transaction price and their grant price. Employees with option prices above the final transaction price will be considered underwater for those shares and will not receive any funds for those shares.

•	Additional information will be available when the deal closes.

Will my salary be impacted by this news in any way? What will happen to the company’s pension and benefits plan?

•	There are no plans to make changes to employee salaries, pensions or benefits as a result of this transaction.

•	We are at the early stages of this transaction and there is still a lot of work ahead of us. We want to be ready to hit the ground running on day one, and we will provide you with updates on those plans and our future activities as we reach key milestones.

Will we move as a result of this?

•	There are no plans to move or relocate any locations as a result of this transaction.

Will my years of service be recognized by Lone Star?

•	We do not expect any adjustment to years of service under the new ownership structure.

What should I say if contacted by people outside of the company?

•	As is our normal policy, only formally designated persons should speak with, respond or comment to questions or requests for information from persons outside the company. In the event you are contacted in anyway by persons outside the company, please inform them that you are unable to comment and direct them immediately to our external communications partner, ICR. Contacts either Garrett Edson at (203) 682-8331 or email at garrett.edson@icrinc.com or Phil Denning at (646) 277-1258 or via email at phil.denning@icrinc.com.

How will I know more about the progress of the transaction?

•	We will communicate to employees as soon as we have more information to relay. In most cases your direct supervisor or your HR representative will be your primary sources for communication. However, we will be using our new internal communications site “theHUB” as our primary tool for posting the latest information. All employees are encouraged to visit the theHUB to register and to find the latest information on both this transaction and other important company news.

What should we tell customers?

•	There is no change in our day-to-day operations and we don’t expect this to affect our customers in any way.

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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, our company will prepare a proxy statement to be filed with the United States Securities and Exchange Commission, or SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to our stockholders. BEFORE MAKING A VOTING DECISION, OUR SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Our stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Our stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to the Investors section of our corporate website, or directing a request to our Investor Relations department at www.icrinc.com.

The company and our directors and officers may be deemed to be participants in the solicitation of proxies from our stockholders with respect to the special meeting of our stockholders that will be held to consider the proposed acquisition by Lone Star. Information about our directors and executive officers and their ownership of our common stock is set forth in the proxy statement for our 2013 annual meeting of stockholders, which was filed with the SEC on October 7, 2013 and our Annual Report on Form 10-K for 2013 filed with the SEC on August 29, 2013. Stockholders may obtain additional information regarding the interests of the company and our directors and executive officers in the proposed acquisition by Lone Star, which may be different than those of our stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed acquisition, when filed with the SEC.